PERSHING GOLD CORPORATION

FIRST AMENDMENT TO
EXECUTIVE EMPLOYMENT AGREEMENT

This First Amendment, dated as of February 8, 2013 (this “Amendment”), to the Executive Employment Agreement, dated as of February 9, 2012 (the “Agreement”), is entered into by and between Stephen Alfers (“Executive”) and Pershing Gold Corporation (formerly Sagebrush Gold Ltd.), a Nevada corporation (the “Corporation”).

A.           Pursuant to the Agreement, Executive was granted Twelve Million (12,000,000) shares (the “Shares”) of the Restricted Stock, par value $0.0001 per Share, of the Corporation pursuant to and subject to the terms of the Corporation’s 2012 Equity Incentive Plan (the “Plan”).

B.           The Corporation has requested, for the benefit of the Corporation, and Executive has agreed, to amend the Agreement as set forth herein.

NOW, THEREFORE, in consideration for the payment to Executive of One Hundred Dollars ($100.00) and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Amendments to Executive Employment Agreement.  The Agreement is hereby amended as follows:

A.           Section 6(a) is deleted in its entirety and replaced with the following:

(a)  Initial Equity Grant  -  Executive shall be issued on the Effective Date an initial equity grant of 12,000,000 restricted shares of the Company’s common stock which shall vest in accordance with the schedule set forth on Exhibit A attached hereto.  The Company will undertake to register 3,000,000 shares of common stock (the “Registrable Equity Grant”) underlying the Initial Equity Grant with the Securities and Exchange Commission (the “SEC”)  on a Registration Statement on Form S-1 (or, in the alternative, if the Company is so eligible, register the equity incentive plan pursuant to which such Initial Equity Grant was issued with the SEC on a Registration Statement on Form S-8  (such registration statement on Form S-1 or S-8, the “Registration Statement”)).  Executive agrees that he shall be solely responsible for any and all elections to be made under Internal Revenue Code (the “Code”) Section 83(b) and the payment of all taxes associated therewith shall be the sole responsibility of Executive.  Executive shall provide Company with a copy of any election made under Section 83(b) of the Code.

B.           Exhibit A to the Agreement is deleted in its entirety and replaced with Exhibit A attached hereto.

2.           No Other Changes.  Except for the amendments contained in Section 1 hereof, the Agreement is hereby ratified and confirmed and shall continue in full force and effect without any further amendments or changes.

3.           Counterparts.  This Amendment may be executed in counterparts each of which taken together shall constitute one and the same instrument.

4.           Governing Law.  This Amendment shall be governed by, and construed and enforced in accordance with, the internal laws of the State of Nevada without reference to principles of conflicts of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed as of the date first above written.

EXECUTIVE:

/s/ Stephen Alfers
Stephen Alfers

PERSHING GOLD CORPORATION

By: /s/ Eric Alexander
Name: Eric Alexander
Title: Vice President of Finance and Controller

Exhibit A

Vesting of Restricted Stock Grant

i.	3,000,000 shares of restricted common stock shall vest two (2) years from the Effective Date of this Agreement
ii.	6,000,000 shares of restricted common stock (including the Registrable Equity Grant) shall vest on March 14, 2014; and
iii.	3,000,000 shares of restricted common stock shall vest three (3) years from the Effective Date of this Agreement.